Exhibit 3.5

AMENDMENT NO. 1

TO THE

LIMITED LIABILITY COMPANY AGREEMENT OF

AOT BUILDING PRODUCTS NEWCO LLC, A

DELAWARE LIMITED LIABILITY COMPANY

This AMENDMENT NO. 1 (this “Amendment”) to the LIMITED LIABILITY COMPANY AGREEMENT of AOT Building Products Newco LLC, a Delaware limited liability company (the “Company”), dated as of August 15, 2013 (the “LLC Agreement”), is dated as of September 16, 2013. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the LLC Agreement.

WHEREAS, pursuant to Section 17 of the LLC Agreement, the Member may amend the LLC Agreement in writing.

WHEREAS, the Member has determined it is in the best interest of the Company to change the name of the Company to “CPG Newco LLC,” and has authorized the execution and delivery of this Amendment by the undersigned authorized person.

NOW, THEREFORE, the LLC Agreement shall be amended as follows:

1.    Amendments.

(a)    Section 1 of the LLC Agreement is amended and restated to read in its entirety as follows:

“Name. The name of the limited liability company is CPG Newco LLC. The Company was formed pursuant to and in accordance with the Act by the filing of a Certificate of Formation dated August 15, 2013, as amended on September 16, 2013.”

(b)    All occurrences in the LLC Agreement of “AOT Building Products Newco LLC” shall be deleted and replaced with “CPG Newco LLC.”

(c)    All occurrences in the LLC Agreement of “AOT Building Products Holdco LLC” shall be deleted and replaced with “CPG Holdco LLC.”

2.    Miscellaneous. Except as expressly amended hereby, the LLC Agreement shall remain in full force and effect in accordance with the terms thereof. All references in the LLC Agreement to “this Agreement” shall be deemed to refer to the LLC Agreement as amended by this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has set his hand as of the date above written.

CPG HOLDCO LLC

By:	/s/ Dan Lukas
	Name:	Dan Lukas
	Title:	Authorized Person

[Signature Page to Amendment of LLC Agreement of CPG Newco LLC]